Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128
FOR IMMEDIATE RELEASE

Accuride Reports Strong Second Quarter Results; Increases Full-Year Guidance
•	Operating income doubles year-over year; first half is positive net income for first time since 2007
•	Second Quarter 2014 results from continuing operations included:
o	Net sales of $181.6 million, up 0.9 percent from Q2 2013
o	Operating income of $12.3 million, up from $6.0 million in Q2 2013
o	Net income of $5.1 million, or $0.11 per share, up from a loss of $5.1 million, or $0.11 per share, in Q2 2013
o	Adjusted EBITDA of $23.2 million, up 30.3 percent from Q2 2013
•	On improving results and outlook, Company raises full-year 2014 estimates for:
o	Revenues of $675 million – $700 million, representing an increase of $25 million
o	Adjusted EBITDA of $70 million – $80 million, representing an increase of $10 million

EVANSVILLE, Ind. – July 28, 2014 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported strong financial results for the second quarter ended June 30, 2014, as its Fix & Grow strategy supports delivery of continued margin and profitability improvement.

Second Quarter 2014 Results
Second quarter 2014 net sales from continuing operations were $181.6 million, compared with $179.9 million in the same period in 2013, an increase of 0.9 percent.  The Company achieved operating income of $12.3 million for the quarter, compared to operating income of $6.0 million in the second quarter of 2013.  The Company reported net income from continuing operations of $5.1 million, or $0.11 per share, during the quarter, compared to a 2013 second-quarter net loss of $5.1 million, or $0.11 per share.  Net income in second quarter of 2014 included a benefit of $2.2 million, or 0.04 per share, related to Mexico tax reform and a reduction in our long-term income tax payable. Second quarter Adjusted EBITDA improved year-over-year to $23.2 million, or 12.8 percent of net sales, compared to $17.8 million, or 9.9 percent of net sales, in the same quarter of 2013.  As of June 30, 2014, Accuride had $31.9 million of cash plus $40.1 million in availability under its ABL Credit Facility, for total liquidity of $72.0 million.

Commenting on Accuride's second quarter results and business conditions, President and CEO Rick Dauch said, "We are pleased with our overall results for the quarter, which again demonstrated the return on our strategic investments to 'Fix & Grow' Accuride in anticipation of the commercial vehicle industry recovery now underway.  Equipment orders were higher each month this quarter over the prior year, extending backlogs and filling build schedules in the segments we serve, while freight demand and the aftermarket stayed healthy.  As the industry outlook solidified this quarter, so did Accuride's profit-generation power.  We doubled operating income, aiding further expansion of net income and Adjusted EBITDA margins.  Accuride was net income positive on a year-to-date basis through June for the first time since the onset of the industry recession in 2007.  Wheels and, particularly, Gunite saw continued incremental margin expansion in the quarter due to reduced costs and improved operating efficiency."

Industry Conditions
Commercial vehicle OEMs further increased production in the second quarter in line with net order growth within each segment Accuride serves.  Carriers continue to replace older equipment and expand fleets to meet rising freight demand.  Class 8 net orders for the entire quarter increased 19 percent year-over-year for the strongest showing in eight years.  Class 5-7 and Trailer net orders also improved, with year-over-year increases of 7 percent and 35 percent, respectively.  Production also grew at a healthy pace in the quarter, with Class 8 and 5-7 truck builds both increasing 10 percent, and Trailers up by 11 percent year over year.  Based on continued order strength, we anticipate strong, steady equipment builds across all segments in the second half of 2014.  Demand in Brillion's core industrial end markets remains essentially flat this year due to global economic forces, with a sustained recovery not expected until 2015-16.

Second Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $101.2 million, up $1.7 million, or 1.7 percent, from the same period in 2013, primarily due to stronger OEM truck and trailer demand that was partially offset by market share changes between truck OEMs and lower OEM light duty and military demand.  Wheels' Adjusted EBITDA was $20.9 million, an increase of $0.2 million, or 1.0 percent, from the second quarter of 2013.  Wheels continued its pace of product innovation by introducing its new Accu-FlangeTM treatment to limit flange wear in aluminum wheels.  Also during the quarter, we reached a new four-year collective bargaining agreement with the UAW Local 1186 at our Erie, Pa., plant.

Gunite
Gunite segment net sales were $48.3 million, down $2.9 million, or 5.7 percent, from the second quarter of 2013, primarily due to weaker-than-expected aftermarket demand for brake drums.  Gunite's Adjusted EBITDA was $8.3 million, or 17.2 percent of net sales, up from $4.6 million in the second quarter of 2013.  Gunite's continued margin expansion reflects its normal seasonally higher mix of aftermarket business and reduced breakeven point, and supports our target for Gunite to become a 10 to 12 percent Adjusted EBITDA business in 2014.

Brillion Iron Works
Brillion Iron Works' second quarter net sales were $32.1 million, up $2.8 million, or 9.6 percent, from the second quarter of 2013.  Brillion's Adjusted EBITDA was $1.6 million, a decrease of $1.7 million from the second quarter of 2013.  Brillion's results were impacted by $1.0 million in non-cash inventory adjustments and higher-than-expected maintenance costs.

Liquidity and Debt
As of June 30, 2014, total debt was $340.7 million, consisting of $305.7 million of our outstanding 9.5% senior secured notes, net of discount, and a $35.0 million draw on our ABL Credit Facility.  Accuride had $31.9 million of cash plus $40.1 million in availability under its ABL Credit Facility, for total liquidity of $72.0 million.

Business and Market Outlook
"Our 'Fix & Grow' strategy has repositioned Accuride as an agile, competitive and more operationally disciplined supplier today, with a reduced cost structure that drives higher profitability," Rick Dauch said.  "We are providing products that provide real value to customers, whether by extending service life and reducing maintenance costs, or lowering weight and improving fuel economy.  Nearly all of our facilities are supplying these products at world-class levels on the metrics that matter most to our customers: quality, warranty, lead times, competitive pricing and on-time delivery.  This dependability and value is restoring customer confidence and enabling us to secure additional new business.  As the economy and industry continue to strengthen, we have adequate and competitive capacity to meet customer demand and recapture additional share in the process."

2014 Financial Guidance
Accuride Chief Financial Officer Greg Risch stated, "Based on the expectation of continued strengthening in our commercial vehicle end markets and additional incremental new business, we are increasing our guidance range for 2014 net sales to $675 million to $700 million.  We also are increasing our full-year Adjusted EBITDA guidance range by $10 million to $70 million to $80 million, due primarily to the impact of expected increase in net sales and business unit operating improvements."

This revised 2014 guidance is based on projected North American Class 8 production levels in the range of 280,000 to 290,000 units, North American Class 5-7 production levels in the range of 210,000 to 215,000 units and North American Trailer production in the range of 250,000 to 260,000 units.  Accuride expects net sales for its Brillion business unit to be approximately five percent higher than 2013, while its end markets are still not expected to recover until 2015-16.

Second Quarter Earnings Conference Call
Accuride will host a conference call to discuss the financial and operational results of its Second Quarter 2014 on Monday, July 28, 2014, beginning at 9:00 a.m. Central Time.  Analysts and investors may participate on the conference call by dialing (800) 708-4539 in the United States, or (847) 619-6396 internationally, and using participant code 37693480.  A live webcast of the conference call can be accessed via the Investors section of the company's website – www.AccurideCorp.com/investors.  Digital playback of the call will be available from July 28, 2014, at 11:30 a.m. CDT until 11:59 p.m. CDT, August 4, 2014, by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, using access code 37693480.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, and BrillionTM.  Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW.  For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended June 30,
(Dollars in thousands)	2014		2013

Net sales:
Wheels	$101,155	55.7%	$99,468	55.3%
Gunite	48,304	26.6%	51,207	28.4%
Brillion Iron Works	32,116	17.7%	29,266	16.3%
Total net sales	$181,575	100.0%	$179,941	100.0%

Gross Profit	$22,422	12.3%	$18,706	10.4%

Income (Loss) from Operations:
Wheels	$11,857	11.7%	$11,751	11.8%
Gunite	7,243	15.0%	3,323	6.5%
Brillion Iron Works	489	1.5%	1,855	6.3%
Corporate / Other	(7,285)	—	(10,970)	—
Consolidated Total	$12,304	6.8%	$5,959	3.3%

Net Income (Loss)	$5,295	2.9%	$(5,362)	(3.0)%

Adjusted EBITDA:
Wheels	$20,934	20.7%	$20,686	20.8%
Gunite	8,304	17.2%	4,588	9.0%
Brillion Iron Works	1,605	5.0%	3,289	11.2%
Corporate / Other	(7,609)	—	(10,778)	—
Continuing Operations	$23,234	12.8%	$17,785	9.9%

Imperial Group	—	—	117	0.4%
Consolidated Total	$23,234	12.8%	$17,902	8.5%

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Six Months Operating Results
(UNAUDITED)

	Six Months Ended June 30,
(Dollars in thousands)	2014		2013

Net sales:
Wheels	$193,373	55.5%	$192,630	56.2%
Gunite	92,277	26.5%	90,603	26.4%
Brillion Iron Works	62,709	18.0%	59,695	17.4%
Total net sales	$348,359	100.0%	$342,928	100.0%

Gross Profit	$39,445	11.3%	$24,984	7.3%

Income (Loss) from Operations:
Wheels	$21,599	11.2%	$17,494	9.1%
Gunite	10,521	11.4%	1,546	1.7%
Brillion Iron Works	1,764	2.8%	2,430	4.1%
Corporate / Other	(15,011)	—	(20,308)	—
Consolidated Total	$18,873	5.4%	$1,162	0.3%

Net Income (Loss)	$1,722	0.5%	$(21,309)	(6.2)%

Adjusted EBITDA:
Wheels	$40,130	20.8%	$36,726	19.1%
Gunite	12,621	13.7%	4,024	4.4%
Brillion Iron Works	4,019	6.4%	5,009	8.4%
Corporate / Other	(15,580)	—	(19,747)	—
Continuing Operations	$41,190	11.8%	$26,012	7.6%

Imperial Group	—	—	(704)	(1.2)%
Consolidated Total	$41,190	11.8%	$25,308	6.3%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share data)	2014	2013	2014	2013

NET SALES	$181,575	$179,941	$348,359	$342,928
COST OF GOODS SOLD	159,153	161,235	308,914	317,944
GROSS PROFIT	22,422	18,706	39,445	24,984
OPERATING EXPENSES:
Selling, general and administrative	10,118	12,747	20,572	23,822
INCOME FROM OPERATIONS	12,304	5,959	18,873	1,162
OTHER INCOME (EXPENSE):
Interest expense, net	(8,487)	(9,157)	(16,907)	(17,851)
Other income (loss), net	(169)	(441)	(699)	(296)
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	3,648	(3,639)	1,267	(16,985)
INCOME TAX (BENEFIT) PROVISION	(1,461)	1,464	(557)	2,873
INCOME (LOSS) FROM CONTINUING OPERATIONS	5,109	(5,103)	1,824	(19,858)
DISCONTINUED OPERATIONS, NET OF TAX	186	(259)	(102)	(1,451)
NET INCOME (LOSS)	$5,295	$(5,362)	$1,722	$(21,309)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans	140	417	473	748
COMPREHENSIVE INCOME (LOSS)	$5,435	$(4,945)	$2,195	$(20,561)
Weighted average common shares outstanding—basic	47,737	47,563	47,667	47,508
Basic income (loss) per share-continuing operations	0.11	(0.11)	0.04	(0.42)
Basic income (loss) per share-discontinued operations	—	—	—	(0.03)
Basic income (loss) per share	$0.11	$(0.11)	$0.04	$(0.45)
Weighted average common shares outstanding—diluted	49,003	47,563	48,299	47,508
Diluted income (loss) per share-continuing operations	0.11	(0.11)	0.04	(0.42)
Diluted income (loss) per share-discontinued operations	—	—	—	(0.03)
Diluted income (loss) per share	$0.11	$(0.11)	$0.04	$(0.45)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)
	Three Months Ended June 30,
(In thousands)	2014	2013

Net income (loss)	$5,295	$(5,362)
Income tax (benefit) expense	(1,461)	1,464
Interest expense, net	8,487	9,157
Depreciation and amortization	10,230	10,952
Restructuring, severance and other charges[1]	—	591
Other items related to our credit agreement[2]	683	1,100
Adjusted EBITDA	$23,234	$17,902

Note:
1)
For the three months ended June 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization.  For the three months ended June 30, 2013, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.6 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility.  For the three months ended June 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $0.7 million.  For the three months ended June 30, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $1.1 million.

	Six Months Ended June 30,
(In thousands)	2014	2013

Net income (loss)	$1,722	$(21,309)
Income tax (benefit) expense	(557)	2,873
Interest expense, net	16,907	17,851
Depreciation and amortization	20,502	22,383
Restructuring, severance and other charges[1]	627	1,002
Other items related to our credit agreement[2]	1,989	2,508
Adjusted EBITDA	$41,190	$25,308

Note:
1)
For the six months ended June 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.6 million in costs associated with restructuring items.  For the six months ended June 30, 2013, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $1.0 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility.  For the six months ended June 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $2.0 million.  For the six months ended June 30, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $2.5 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)
	Three Months Ended June 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,857	$7,877	$1,200	$20,934
Gunite	7,243	811	250	8,304
Brillion Iron Works	489	1,086	30	1,605
Corporate / Other	(7,285)	446	(770)	(7,609)
Continuing Operations	$12,304	$10,220	$710	$23,234

Imperial Group	(10)	10	—	—
Consolidated Total	$12,294	$10,230	$710	$23,234

	Three Months Ended June 30, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,751	$7,735	$1,200	$20,686
Gunite	3,323	1,015	250	4,588
Brillion Iron Works	1,855	1,068	366	3,289
Corporate / Other	(10,970)	758	(566)	(10,778)
Continuing Operations	$5,959	$10,576	$1,250	$17,785

Imperial Group	(259)	376	—	117
Consolidated Total	$5,700	$10,952	$1,250	$17,902

	Six Months Ended June 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$21,599	$15,784	$2,747	$40,130
Gunite	10,521	1,600	500	12,621
Brillion Iron Works	1,764	2,195	60	4,019
Corporate / Other	(15,011)	902	(1,471)	(15,580)
Continuing Operations	$18,873	$20,481	$1,836	$41,190

Imperial Group	(21)	21	—	—
Consolidated Total	$18,852	$20,502	$1,836	$41,190

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	Six Months Ended June 30, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$17,494	$15,973	$3,259	$36,726
Gunite	1,546	1,978	500	4,024
Brillion Iron Works	2,430	2,183	396	5,009
Corporate / Other	(20,308)	1,502	(941)	(19,747)
Continuing Operations	$1,162	$21,636	$3,214	$26,012

Imperial Group	(1,451)	747	—	(704)
Consolidated Total	$(289)	$22,383	$3,214	$25,308

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP").  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(In thousands)	2014	2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,903	$33,426
Customer and other receivables	81,171	59,520
Inventories	46,216	39,329
Other current assets	15,773	16,993
Total current assets	175,063	149,268
PROPERTY, PLANT AND EQUIPMENT, net	217,741	219,624
OTHER ASSETS:
Goodwill and other assets	243,764	242,885
TOTAL	$636,568	$611,777
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$63,786	$47,527
Other current liabilities	41,895	42,472
Total current liabilities	105,681	89,999
LONG-TERM DEBT	340,709	330,183
OTHER LIABILITIES	125,194	129,711
STOCKHOLDERS' EQUITY:
Total stockholders' equity	64,984	61,884
TOTAL	$636,568	$611,777

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